Exhibit 10.5

ROYAL CARIBBEAN CRUISES LTD.

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

GRANTEE:

DATE OF GRANT:

NUMBER OF RESTRICTED STOCK UNITS GRANTED:

This Restricted Stock Unit Agreement (the “Agreement”) is dated as of (Granted Date), and is entered into between Royal Caribbean Cruises Ltd., (the “Company”), and (Name), a director, officer or employee of the Company and/or its Affiliates (the “Grantee”).

This Agreement is pursuant to the provisions of the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (the “Plan”) with respect to the number of Restricted Stock Units (“Units”) specified above. Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement consists of this document and the Plan. The obligation of the Company pursuant to this Agreement is that of an unfunded and unsecured pledge to transfer to Grantee, as of the Vesting Date, legal title and ownership of shares of Stock of the Company (the “Shares”).

Grantee and the Company agree as follows:

Application of Plan; Administration

This Agreement and Grantee’s rights under this Agreement are subject to all the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Committee may adopt. It is expressly understood that the Committee that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Grantee to the extent permitted by the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

Vesting

Until and unless the Vesting Dates described below occur, the Units remain subject to forfeiture upon Grantee’s ceasing to be employed by the Company and any Affiliate, unless otherwise specified in the Plan. Once the Vesting Dates occur, the Units will become Vested Units, in the respective amounts set forth opposite the following Vesting Dates, and will no longer be subject to forfeiture:

                             Vesting Dates                              Shares

Rights as Shareholder	Grantee will not be entitled to any privileges of ownership of Shares of Stock of the Company underlying Grantee’s Units unless and until they actually vest.
Settlement of Units

(a)  Time of Settlement. This Agreement will be settled by the delivery to Grantee, of one Share for each Vested Unit as of the Vesting Date.

(b)  Termination Prior to Vesting Date. Unless otherwise specified in the Plan, if Grantee ceases to be an employee of the Company and any Affiliate prior to the Vesting Date, Grantee will forfeit Units that have not vested.

(c)  Issuance of Shares. Shares due and payable to Grantee under the terms of this Agreement shall be issued as of the Vesting Date.

Transferability

Grantee’s Units are not transferable, whether voluntarily or involuntarily, by operation of law or otherwise, except as provided in the Plan. Any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of Grantee’s Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Units, other than as so permitted, shall be void.

GRANTEE:

DATE OF GRANT:

NUMBER OF RESTRICTED STOCK UNITS GRANTED:

Taxes

(a)   FICA/Medicare Taxes. U.S. employees of the Company and/or its Affiliates will be subject to FICA/Medicare tax on the date or dates Grantee’s Units become Vested Units under the Vesting provisions described above, based on the Fair Market Value of the Shares underlying the Units that vest.

(b)  U.S. Federal Income Taxes. U.S. employees of the Company and/or its Affiliates will be subject to U.S. federal income tax on the date or dates Grantee’s Units become Vested Units, based on the Fair Market Value of the Shares underlying the Units that vest.

(c)   Tax Consequences for Non-U.S. Residents. Grantees who are neither citizens nor resident aliens of the U.S. should consult with their financial/tax advisor regarding both the U.S. and non-U.S. tax consequences of the receipt of this award and subsequent settlement/receipt of the Shares.

(d)  Grantee will be solely responsible for the payment of all such taxes, as well as for any other state, local or non-U.S. taxes that may be related to Grantee’s receipt of the Units and/or Shares.

Miscellaneous

(a)   This Agreement shall not confer upon an employee any right to continue employment with the Company or any Affiliate, nor shall this Agreement interfere in any way with the Company’s or Affiliate’s right to terminate such employment at any time.

(b)  Subject to the terms of the Plan, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect Grantee’s rights under this Agreement without Grantee’s consent.

(c)   This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required.

(d)  To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

Signatures

By the signatures below, the Grantee and the authorized representative of the Company acknowledge agreement to this Restricted Stock Unit Agreement as of the Date of Grant specified above.

Royal Caribbean Cruises Ltd.                              Grantee:

By: _______________________                     _____________________________

 (Name)